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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                           Dated:  February 10, 2003


                                        WAM Acquisition GP, Inc.
                                           for itself and as general partner of
                                           LIBERTY WANGER ASSET MANAGEMENT, L.P.



                                        By:  /s/ Bruce H. Lauer
                                             -----------------------------------
                                                 Bruce H. Lauer
                                                 Senior Vice President and
                                                  Secretary


                                        LIBERTY ACORN TRUST


                                        By:  /s/ Bruce H. Lauer
                                             -----------------------------------
                                             Bruce H. Lauer
                                             Vice President, Treasurer and
                                              Secretary

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